Exhibit 10.3

DORMAN PRODUCTS, INC.

RESTRICTED STOCK AWARD

This is a Restricted Stock Award (this “Award”) dated [                    ] (the “Grant Date”) from Dorman Products, Inc. (the “Company”) to [                    ] (the “Grantee”).

1. Award of Stock. Effective as of the Grant Date, pursuant to the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan (the “Plan”), the Company hereby awards the Grantee [                    ] shares of Common Stock (the “Awarded Shares”), subject to the restrictions and on the terms and conditions set forth in this Award and the Plan.

2. Lapse of Restrictions; Vesting. The Awarded Shares are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 2.

(a) The Awarded Shares shall vest and become nonforfeitable as follows:

Vesting Date:	Percent of Award Vested:

(b) In addition, upon a Change in Control, 100% of the unvested Awarded Shares shall vest and become nonforfeitable.

(c) In addition, upon the Grantee’s termination of employment for any of the following reasons, the unvested Awarded Shares shall vest and become nonforfeitable as indicated:

(i) 100% as of the date of Grantee’s death; or

(ii) 100% as of the date of Grantee’s termination of employment due to Disability.

Except as provided above, upon the termination of employment of Grantee any unvested Awarded Shares will immediately and automatically, without any action on the part of the Company, be forfeited and the Grantee will have no further rights with respect to those Shares.

3. Certificates.

(a) The Company will cause the Awarded Shares to be issued in the Grantee’s name by issuance of a stock certificate or certificates. The Company may, in lieu of issuing such a certificate, arrange for the recording of Grantee’s ownership of the Awarded Shares on a book entry recordkeeping system maintained on behalf of the Company.

(b) While the Awarded Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Awarded Shares. As soon as practicable following the time that any Awarded Shares become nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such Shares), the Company will cause that stop-transfer order to be removed.

(c) If any certificate is issued in respect of Awarded Shares, that certificate will be legended as described herein and held in escrow by the Company’s Secretary or Assistant Secretary or his or her designee. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Awarded Shares. At such time as those Awarded Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will cause that new certificate to be delivered to the Grantee (again, provided that appropriate arrangements have been made with the Grantee for the withholding or payment of any taxes that may be due with respect to such Shares). The Company may also condition delivery of certificates for Awarded Shares upon receipt from the Grantee of any undertakings that it may determine are appropriate to facilitate compliance with federal and state securities laws.

4. Stock Splits, etc. If, while any of the Awarded Shares remain subject to forfeiture, there occurs any merger, consolidation, reorganization, reclassification, recapitalization, stock split, stock dividend, or other similar change in the Common Stock, then any and all new, substituted or additional securities or other consideration to which the Grantee is entitled by reason of the Grantee’s ownership of the Awarded Shares will be immediately subject to the stop-transfer order and escrow contemplated by Section 3, deposited with the Company and will thereafter be included in the term “Awarded Shares” for all purposes of the Plan and this Award.

5. Rights of Participant. The Grantee shall have all the rights of a shareholder with respect to such Awarded Shares, including, but not limited to, the right to vote such shares and to receive all dividends and other distributions paid with respect to them; provided however, that any cash dividends or distributions paid on the Awarded Shares while those shares remain forfeitable will be deposited with the Company, in escrow, and distributed only when, and if, the Awarded Shares giving rise to such dividends or distributions become nonforfeitable.

6. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant or vesting of the Awarded Shares or with an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the grant of the Awarded Shares. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Award.

WHILE THE COMPANY WILL EXERCISE REASONABLE EFFORTS TO ASSIST THE GRANTEE OR OTHERWISE FACILITATE ANY SECTION 83(b) ELECTION MADE BY THE GRANTEE WITH RESPECT TO THE AWARDED SHARES, THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY SECTION 83(b) ELECTION.

7. Restriction on Transfer of Awarded Shares. Except for the forfeiture to the Company contemplated by Section 2 hereof, none of the Awarded Shares or any beneficial interest therein shall be transferred, encumbered, pledged or otherwise alienated or disposed of in any way until they have become nonforfeitable in accordance with Section 2 of this Award.

8. Share Legends. A legend will be placed on any certificates evidencing all the Awarded Shares, pursuant to the Plan, applicable law or otherwise.

9. Award Not to Affect Employment. The Awarded Shares granted hereunder shall not confer upon the Grantee any right to continue in service as an employee, officer or director of the Company or any subsidiary of the Company.

10. Miscellaneous.

(a) The address for the Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the address contained in the Company’s personnel records, or such other address as the Grantee may provide to the Company by written notice.

(b) This Award may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

(c) The validity, performance, construction and effect of this Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

(d) The Grantee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Pennsylvania and of the United States of America, in each case located in Philadelphia, Pennsylvania, for any actions, suits or proceedings arising out of or relating to this Award and the transactions contemplated hereby (“Litigation”) and agrees not to commence any Litigation except in any such court, and further agrees that service of process, summons, notice or document by U.S. registered mail to his respective address shall be effective service of process for any Litigation brought against him in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the Commonwealth of Pennsylvania or of the United States of America, in each case located in Philadelphia, Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

11. Repayment. This Award shall be subject to any repayment or clawback policy of the Company that is currently in effect or that is hereinafter adopted.

12. Incorporation of Plan Terms. This Award is subject to the terms and conditions of the Plan. Such terms and conditions of the Plan are incorporated into and made a part of this Award by reference. In the event of any conflicts between the provisions of this Award and the terms of the Plan, the terms of the Plan will control. In the event, however, of any conflict between the provisions of this Award or the Plan and the provisions of an employment or change-in-control agreement between the Company and the Grantee, the provisions of the latter shall prevail, to the extent consistent with the Plan. Capitalized terms used but not defined in this Award shall have the meanings set forth in the Plan unless the context clearly requires an alternative meaning.

IN WITNESS WHEREOF, the Company has granted this Award on the day and year first above written.

DORMAN PRODUCTS, INC.

BY:

I hereby acknowledge receipt of a copy of the forgoing Award and the Plan and, having read them hereby, signify my understanding of, and my agreement with, their terms and conditions. I accept this Award in full satisfaction of any previously written or verbal promises made to me by the Company with respect to restricted stock grants.

(Name)	(Date)

4